Delek Logistics Partners, LP Investor Presentation NAPTP MLP Conference MAY 2014

Forward-Looking Statements 2 These slides, any accompanying oral and written presentation contain forward-looking statements by Delek Logistics Partners, LP (defined as “we”, “our”) that are based upon our current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under United States securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: our dependence on Delek US Holdings, Inc. (“Delek US”) (NYSE: DK) for the substantial majority of our contribution margin, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks relating to the age of our assets and operational hazards of our assets including, without limitation, releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. We undertake no obligation to update or revise any such forward-looking statements.

Delek Logistics Partners, LP (1) Based on price per common limited unit as of trading on May 14, 2014. (2) Annualized distribution as of May 14, 2014. (3) For reconciliation please refer to page 26. (4) Approximately 3.4% of the ownership interest in the general partner is owned by three members of senior management of Delek US. The remaining ownership interest is held by a subsidiary of Delek US. 3 • Current Price: $32.64/unit (1) • Market Capitalization: $788 million (1) • Distribution: $0.425/unit quarter; $1.70/unit annualized (2) • Current Yield: 5.2% Overview (NYSE: DKL) • 1Q14 Distributable Cash Flow (DCF) coverage ratio of 1.6x • $126 million credit availability at March 31, 2014 • 1Q14 DCF $17.0m and EBITDA $20.2m (3) Conservative Financial Position • Traditional MLP assets/structure • Inflation-indexed fees for most contracts • Primarily long term fee-based contracts with minimum volume commitments Stable Cash Flow Focused • Four acquisitions during past year; including $20.6m initial EBITDA from two drop downs • Est. $5-$10m of EBITDA from potential existing drop downs Growth Oriented • Delek US (NYSE: DK) • Currently owns 62%, incl. 2% GP (4) • Majority of DKL assets support DK refining system Sponsor

Delek US – A Growth Oriented, Financially Strong Sponsor • 140,000 bpd of refining capacity in Texas and Arkansas • Access to crude / product terminals, pipeline and storage assets • 361 convenience stores(1) Operational Strength 4 (1) As of March 31, 2014 financial statements. (2) As of May 14, 2014. (3) Non-GAAP measure. See pg. 28 for the reconciliation to GAAP. Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution(1) • $1.8 billion equity market value and $1.9 billion enterprise value(1)(2) • $263 million March 31, 2014 LTM EBITDA (1)(3) • $97 million net debt at March 31, 2014; $393 million in cash Financial Strength REFINING SEGMENT  140,000 BPD in total El Dorado, AR  80,000 BPD  9.0 complexity Tyler, TX  60,000 BPD  9.5 complexity  361 Stores  Locations in 7 states  Primarily TN, AL, GA RETAIL SEGMENT  8 Terminals  Approx. 1,150 miles of pipelines  7.6 million bbls storage capacity LOGISTICS SEGMENT

Delek Logistics Partners, LP Overview

Stable Asset Base Positioned for Growth 6  ~400 miles of crude transportation pipelines, includes the 195 mile crude oil pipeline from Longview to Nederland, TX  ~ 600 mile crude oil gathering system in AR  Storage facilities with 6.6 million barrels of active shell capacity Pipelines/Transportation Segment  Wholesale and marketing business in Texas  8 light product terminals: TX, TN,AR  Approx. 1.0 million barrels of active shell capacity Wholesale/ Terminalling Segment Growing logistics assets support crude sourcing and product marketing

Continued Increase in SALA Gathering System 7 • Provides access to local Arkansas, east Texas and north Louisiana crudes to Delek US’s El Dorado refinery. • 600 mile crude oil gathering system, primarily within a 60-mile radius of the El Dorado refinery. • Positioned to benefit from development in Brown Dense area. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. Amounts in 2009 and 2010 are based on previous ownership data. 15,813 15,900 17,676 20,747 22,152 22,130 23,113 - 5,000 10,000 15,000 20,000 25,000 30,000 2009 2010 2011 2012 2013 1Q13 1Q14 B ar re ls per d ay Crude Volume (bpd) (1)

Lion Pipeline System – Potential Throughput Increase 8 • Provides non-gathered crude oil to Delek US’ El Dorado refinery. • Connects refinery to Enterprise TE Products Pipeline. • Throughput may benefit from improvements at Delek US’ El Dorado refinery completed in 1Q14 turnaround that increased light crude capability by 10,000 bpd. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. 57,442 46,027 46,515 45,018 24,644 45,337 45,220 49,694 43,359 31,773 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 55,000 60,000 65,000 2011 2012 2013 1Q13 1Q14 B ar re ls p er d ay Crude Volume (bpd) (1) Refined product (bpd) (1) El Dorado refinery completed turnaround In 1Q14

West Texas Wholesale Business – Margins Remain Strong 9 • Achieved record volume in 2013. • Operates in an area around the Permian Basin; benefiting from robust economic activity. • Purchases refined products from third parties for resale at owned and third party terminals in west Texas. (1) 2013 west Texas gross margin per barrel includes $0.99/bbl associated with approximately $6.4 million of gross margin related to ethanol RINs sold during the period. (2) 1Q13 west Texas gross margin per barrel includes $1.18/bbl associated with approximately $1.8 million of gross margin related to ethanol RINs sold during the period. (3) 1Q14 west Texas gross margin per barrel includes $0.75/bbl associated with approximately $1.1 million of gross margin related to ethanol RINs sold during the period. 13,377 14,353 15,493 16,523 18,156 16,555 15,999 $1.48 $1.46 $1.50 $2.56 $2.12 $3.69 $3.57 12,000 13,000 14,000 15,000 16,000 17,000 18,000 19,000 2009 2010 2011 2012 2013 (1) 1Q13 (2) 1Q14 (3) $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 B ar re ls p er d ay M ar gi n , $/ b b l Volume (bpd) Gross margin per bbl

East Texas Marketing Volume Continues to Increase 10 (1) East Texas marketing volumes exclude jet fuel and coke, which are not marketed by DKL. • Volumes have been increasing as Delek US’ Tyler refinery utilization improves; 1Q2014 volume 37% above 2009 level. • Exclusive rights to market 100% of the refined products output of Delek US’ Tyler refinery(1). • Fee paid to Delek Logistics of $0.6065 per barrel of product sold plus 50% of margin above agreed base level generated on the sale. 45,500 45,393 51,568 52,087 58,773 53,086 62,432 42,000 45,000 48,000 51,000 54,000 57,000 60,000 63,000 2009 2010 2011 2012 2013 1Q13 1Q14 B ar re ls p er d ay (1)

Terminals – Growing Asset Base 11 • Serves Delek’s retail segment and independent third parties Nashville, TN • Refined products terminalling services for Delek and/or third parties. (1) For reporting purposes, storage operations at Big Sandy, North Little Rock, El Dorado and Tyler are in the pipeline and transportation segment. (2) Was not operating during 2011, 2012 and majority of 2013 however, contract with Delek has a minimum throughput requirement of 5,000 bpd, which is not included in the chart above. (3) Throughputs for the year ended December 31, 2013 are for the 159 days the Partnership owned the Tyler Terminal and the 69 days the Partnership owned the North Little Rock Terminal. Memphis, TN • Supplied directly from El Dorado refinery through Enterprise refined products pipeline system Big Sandy, TX (2) • Supplied by Delek’s Tyler refinery through Hopewell pipeline (DKL asset) 17,907 15,420 75,438 13,836 86,600 - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 2011 2012 2013 1Q13 1Q14 B p d Terminal Throughputs (3) Terminal Throughput Tyler, TX • Supplied by Delek’s Tyler refinery • Capacity of approximately 72,000 bpd • Acquired in Jul. 2013 El Dorado, AR • Supplied by Delek’s El Dorado refinery • Capacity of approximately 26,700 bpd • Acquired in Feb. 2014 North Little Rock, AR • Supported primarily by Delek’s El Dorado refinery • Capacity of approximately 8,400 bpd • Acquired in Oct. 2013

Delek Logistics’ Strategy 12 Generate Stable Cash Flow Pursue Organic Expansion Optimize Existing Assets Pursue Accretive Acquisitions Ge n er a te C o ns iste n t Gro w th

DKL: Several Visible Pathways to Growth 13 Dropdowns from Delek US Organic Growth Acquisitive Growth  $5 - $10 Million of potential EBITDA expected to be dropped down over next 12 months  25,000 bpd (light crude) rail offloading facility at El Dorado refinery  300,000 bbl crude oil tank (under construction) at Tyler refinery  Paline Pipeline ability to potentially be utilized by third parties at a higher rate after 2014  Increasing local Arkansas production, potentially driving growth in gathering system  Asset optimization and expansion  Potential expansion of the North Little Rock terminal to 17,500 bpd  Potential for 3rd party acquisitions (two completed in 2013)  Ability to partner with Delek US to make acquisitions  Low cost-of-capital  Future additional dropdown potential from Delek US acquisitions

DKL: Recent Acquisitions Approximately $22.1 million of expected annual EBITDA 14 Tyler Tank Farm and Product Terminal  First drop down from Delek US after the IPO, acquired July 26, 2013  Purchase price: $94.8 million  Assets Include:  72,000 bpd capacity product terminal  Tank farm with approximately 2.0 million barrels of aggregate shell capacity  Assets support Delek US Tyler, TX refinery  Expected initial annual EBITDA of approximately $10.5 million Hopewell Pipeline  Third party acquisition on July 19, 2013  13.5 mile pipeline allows Big Sandy terminal access to light products from Delek US’ Tyler refinery  Operational in December 2013  Expected initial annual EBITDA of approximately $700,000 North Little Rock, AR terminal  Third party acquisition on October 24, 2013  Light products truck terminal  Throughput expected to grow with additional capex from 8,400 bpd to 17,500 bpd over time  Expected initial annual EBITDA of approximately $800,000 El Dorado Tank Farm and Product Terminal  Second drop down from Delek US after the IPO, acquired February 10, 2014  Purchase price: $95.9 million  Assets Include:  26,700 bpd capacity product terminal  Tank farm with approximately 2.5 million barrels of aggregate shell capacity  Assets support Delek US’ El Dorado, AR refinery  Expected initial annual EBITDA of approximately $10.1 million

Paline Pipeline – Potential EBITDA Increase in 2015 15 (1) Fee can be pro-rated upwards if volume exceeds 30,000 bpd  195 mile crude oil pipeline - Mainline pipeline flow reversed from northbound to southbound.  100% of mainline capacity contracted to major oil company through 12/31/2014  Current Minimum throughput payment  2014 - $535,700/month(1)  Provides for potential revenue increase beyond 2014  Contract revenue based on 30,000 bpd(1)

Financial Overview

Improving EBITDA Performance 17 (1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing pro forma historical results for 2011 and forecasted performance for 12 months ending Sept. 30, 2013. Reconciliation on pg. 26 (2) Reconciliation provided on page 26. Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Strong start to 2014 $47.2 $48.9 $63.8 $15.5 $20.2 - 10.0 20.0 30.0 40.0 50.0 60.0 70.0 2011 Pro Forma(1) Forecast 12 Months Ended 9/30/13(1) Actual 12 Months Ended 12/31/13 (2) 1Q13 (2) 1Q14 (2) $ in m ill io n s $90.0 $164.8 $260.5 $73.5 $223.2 $126.0 $0.0 $100.0 $200.0 $300.0 $400.0 Jun. 30, 2013 Dec. 31, 2013 Mar. 31, 2014 $ in m ill io n s Borrowings Excess Availability Financial Flexibility to support continued growth  $126.0 million of excess availability at March 31, 2014. In July 2013 amended credit facility to increase lender commitments to $400 million from $175 million +30%

Increased Distribution with Conservative Coverage 18 (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 27 for reconciliation. Distribution has been increased five consecutive times since the IPO $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 0.340 0.360 0.380 0.400 0.420 0.440 Nov. 2012 IPO MQD (1) 1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014 $ in m ill io n s Quarterly Distribution Growth to Date 1.39x 1.32x 1.38x 1.30x 1.61x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x 1.60x 1.80x 1Q 2013 Actual 2Q 2013 Actual 3Q 2013 Actual 4Q 2013 Actual 1Q 2014 Actual $ in m ill io n s Avg. 1.35x in 2013 Distributable Cash Flow Coverage Ratio (2)

19 Questions and Answers Majority of assets support Delek US‘ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US cap maintenance capex and limit Delek US force majeure abilities Limited commodity price exposure Primarily Traditional, stable MLP assets

Appendix

Delek US' Refineries are Strategically Positioned and Flexible 21  Inland refinery located in East Texas  60,000 bpd, 9.5 complexity  Primarily processes inland light sweet crudes (100% in 2013)  93% yield of gasoline, diesel and jet fuel in 2013 El Dorado Refinery (1) Tyler Refinery (1)  Inland refinery located in southern Arkansas  80,000 bpd, 9.0 complexity (configured to run light or medium sour crude)  Supply flexibility that can source West Texas, locally produced, and/or Gulf Coast crude  87% yield of gasoline and diesel in 2013  Associated gathering system positioned for Brown Dense development (1) As reported in Delek US’ 2013 annual report on form 10-k.

Summary of Certain Contracts (10)

						Termination Provision	
Initial / Maximum Term [1]	Service	Year Ended Dec. 31, 2013 Throughput (bpd)[2]	Minimum Commitment (bpd)	Tariff / Fee	Tariff / Fee Escalator	Refinery Shutdown	Force Majeure
Paline Pipeline							
Until December 2014	Crude Oil Transportation	N/A	N/A	$535,700/Month [6]	PPI-fg	N/A	N/A
Lion Pipeline System (and SALA Gathering System)							
Five / Fifteen Years	Crude Oil Transportation	46,515	46,000 [3]	$0.889/Bbl [4]	FERC	After 1st two years, 12 months notice required	After 3rd year, 12 months notice; unless min. payments made then cannot be terminated by Delek Logistics
Five / Fifteen Years	Refined Products Transportation	49,694	40,000	$0.1045/Bbl	FERC		
Five / Fifteen Years	Crude Oil Gathering	22,152	14,000	$2.353/Bbl [4]	FERC		
East Texas Crude Logistics							
Five / Fifteen Years	Crude Oil Transportation	19,896	35,000	$0.4184/Bbl [5]	FERC		
Five / Fifteen Years	Crude Oil Storage	N/A	N/A	$261,480 per month	FERC		
East Texas Marketing							
Ten [7]	Marketing - Tyler Refinery	58,773	50,000	$0.6065/bbl + 50% of the agreed margin [8]	CPI-U		
Memphis Terminal							
Five / Fifteen Years	Dedicated Terminalling Services	9,575	10,000	$0.5229/Bbl	FERC		
North Little Rock Terminal							
Eight / Sixteen Years	Dedicated Terminalling Services	3,907 [11]	8,100	$0.231/Bbl	inflation adj.		
Big Sandy Terminal & Pipeline							
Five / Fifteen Years	Dedicated Terminalling Services	-- [9]	5,000	$0.5225/Bbl	FERC		
Four / Fourteen Years	Refined Products Transportation	-- [11]	5,000	$0.522/Bbl	FERC		
Five / Fifteen Years	Storage	N/A	N/A	$52,250 per month	FERC		
Tyler [11]							
Eight / Sixteen Years	Dedicated Terminalling Services	55,686	50,000	$0.350/Bbl	inflation adj.		
Eight / Sixteen Years	Storage	N/A	N/A	$841,667 per month	inflation adj.		
El Dorado [11]							
Eight / Sixteen Years	Dedicated Terminalling Services	--	11,000	$0.500/Bbl	inflation adj.		
Eight / Sixteen Years	Storage	N/A	N/A	$1.3 million per month	inflation adj.		

Delek LOGISTICS

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Summary of Certain Contracts - footnotes 23 (1) Maximum term gives effect to the extension of the commercial agreement pursuant to the terms thereof. (2) Represents average daily throughput for the period indicated, excluding jet fuel and petroleum coke in the East Texas marketing operations. (3) Excludes volumes gathered on the SALA Gathering System. (4) Volumes gathered on the SALA Gathering System will not be subject to an additional tariff fee for transportation on the Lion Pipeline System to the El Dorado refinery. (5) For any volumes in excess of 50,000 bpd, the throughput fee will be $0.638/bbl. (6) $535,700 per month in 2014 and thereafter subject to annual escalation (Jan. 1) during any renewal periods. Fee pro-rated upwards if volume exceeds 30,000 bpd. (7) Following the primary term, the marketing agreement automatically renews for successive 1-yr terms unless either party provides notice of non-renewal 10 months prior to the expiration of the then-current term. (8) Delek US has agreed to pay the Partnership 50% of the margin, if any, above an agreed base level generated on the sale as an incentive fee, provided that the incentive fee will be not less than $175,000 nor greater than $500,000 per quarter. (9) There is no relevant volume history at the terminal for the periods shown as the terminal has been idle since 2008. (10) For more detailed information regarding contracts refer to documents filed with the SEC, including the Current Reports on Form 8-K filed and 8-K/A on Nov. 7, 2012, July 31, 2013 and Aug. 1, 2013; and El Dorado filed on Feb. 14, 2014. (11) Tyler assets were purchased from Delek US on July 26, 2013 and pro forma terminal volume for 2012 was 55,000 bpd, 4Q13 volume was 52,700 ; Hopewell pipeline acquired from third party on July 19, 2013; North Little Rock was acquired on October 24, 2013 from a third party. El Dorado Assets were purchased in February 2014.

Amended and Restated Omnibus Agreement 24  Under the omnibus agreement, Delek Logistics has a ROFO for 10-years post IPO if Delek US decides to sell the following assets:  Rail offloading racks in the El Dorado refinery.  Delek Logistics has the right to purchase logistics assets Delek US acquires or constructs with a fair market value of $5.0 million or more  Delek Logistics retains a ROFO on these assets until 10-years post-IPO if it does not purchase an asset when constructed / acquired by Delek US. ROFO Other Key Provisions  Delek US will indemnify Delek Logistics for certain liabilities relating to contributed assets.  Delek US has a ROFR if Delek Logistics sells any assets that serves Delek US' refineries or the Paline Pipeline.  GP will not receive a management fee from the Partnership; Delek Logistics will pay Delek US an annual fee for G&A services and will reimburse the GP and/or Delek US for certain expenses.  Limitations on exposure to assets contributed by Delek US relative to maintenance capital expenditures and certain expenses associated with repair/clean-up related events.  For additional detailed information regarding this agreement please refer to documents filed with the SEC, including the Current Report on form 8-K filed Feb. 14, 2014.

Summary Organization Structure 25 38.0% interest Limited partner-common 96.6% ownership interest (1) 2.0% interest General partner interest Incentive distribution rights Delek Logistics Partners, LP NYSE: DKL (the Partnership) 100% ownership interest Public Unitholders Operating Subsidiaries 11.3% interest Limited partner-common Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK 48.7% interest Limited partner-subordinated (1) Currently a 3.4% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest will be indirectly held by Delek.

Non-GAAP Reconciliation

Delek Logistics Partners LP EBITDA and Contribution Margin Reconciliation

	Pro Forma 12 Months 12/31/11 (1)(2)	Forecast 12 Months 9/30/13 (1)(2)(3)	Actual 3 Months 3/31/13 (4)	Actual 3 Months 6/30/13(4)	Actual 3 Months 9/30/13(4)	Actual 3 Months 12/31/13(4)	Actual 12 Months 12/31/13(4)	Actual 3 Months 3/31/14(4)
Total Net Sales	$765.8	$797.1	$210.9	$230.1	$243.3	$223.1	$907.4	$203.5
Cost of Goods Sold	(694.8)	(721.8)	(187.9)	(208.0)	(218.2)	(197.3)	(811.4)	(172.2)
Operating Expenses	(17.4)	(18.7)	(5.9)	(6.1)	(6.6)	(7.2)	(25.8)	(8.5)
Contribution Margin	$53.6	$56.6	$17.2	$16.1	$18.4	$18.6	$70.3	$22.8
Depreciation and Amortization	(9.3)	(9.3)	(2.4)	(2.4)	(2.6)	(3.4)	(10.7)	(3.4)
General and Administration Expense	(6.4)	(7.7)	(1.7)	(1.1)	(1.8)	(1.7)	(6.3)	(2.6)
Gain (loss) on sale of assets	-	-	-	-	-	(0.2)	(0.2)	-
Operating Income	$37.9	$39.6	$13.1	$12.6	$14.0	$13.3	$53.2	$16.8
Interest Expense, net	(3.3)	(3.6)	(0.8)	(0.8)	(1.2)	(1.8)	(4.6)	(2.0)
Income tax expense			(0.1)	(0.1)	(0.3)	(0.2)	(0.8)	(0.1)
Net Income	$34.6	$36.0	$12.2	$11.8	$12.5	$11.3	$47.8	$14.7
Income tax expense	-	-	0.1	0.1	0.3	0.2	0.8	0.1
Depreciation and Amortization	9.3	9.3	2.4	2.4	2.6	3.4	10.7	3.4
Interest Expense, net	3.3	3.6	0.8	0.8	1.2	1.8	4.6	2.0
EBITDA	$47.2	$48.9	$15.5	$15.0	$16.6	$16.7	$63.8	$20.2

(1) Includes approximately $2.0 million of estimated annual incremental general and administrative expenses expected to incur as a result of being a separate publicly traded partnership.
(2) Interest expense and cash interest both include commitment fees and interest expense that would have been paid by the predecessor had the revolving credit facility been in place during the 12 months ended 12/31/11 and 9/30/13 periods presented and Delek Logistics had borrowed $90.0 million under the facility at the beginning of the period. Interest expense also includes the amortization of debt issuance costs incurred in connection with our new revolving credit facility.
(3) Forecast provided in the IPO prospectus on Nov. 1, 2012.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.

26

Note: May not foot due to rounding.

Delek LOGISTICS

Cash Available for Distribution

(dollars in millions)	Pro Forma 12 Months 12/31/11	Forecast 12 Months 9/30/13 (3)	Actual 12 Months 12/31/13 (4)	Actual 3 Months 3/31/13 (4)	Actual 3 Months 6/30/13(4)	Actual 3 Months 9/30/13(4)	Actual 3 Months 12/31/13(4)	Actual 3 Months 3/31/14 (4)
Contribution Margin (1)	**$53.6**	**$56.6**	**$70.3**	**$17.2**	**$16.1**	**$18.4**	**$18.6**	**$22.8**
Less: General & Administrative Expenses	(6.4)	(7.7)	(6.3)	(1.7)	(1.1)	(1.8)	(1.7)	(2.6)
Add: Gain (Loss) on Sale of Assets	-	-	(0.2)	-	-	-	(0.2)	-
EBITDA (1)	**$47.2**	**$48.9**	**$63.8**	**$15.5**	**$15.0**	**$16.6**	**$16.7**	**$20.2**
Less: Cash Interest Paid		(3.1)	(3.6)	(0.6)	(0.6)	(1.0)	(1.4)	(1.7)
Less: Capital Improvement Expenditures		(5.7)	(1.1)	(0.3)	(0.2)	(0.1)	(0.5)	(0.1)
Less: Maintenance Capital Expenditures		(10.8)	(4.0)	(0.9)	(0.9)	(0.9)	(1.3)	(0.7)
Plus: Reimbursement for Capital Expenditures		11.9	0.8	0.3	0.2	-	0.4	-
Less: Income Tax Expense		-	(0.8)	(0.1)	(0.1)	(0.3)	(0.2)	(0.1)
Add: Non-cash unit/share based compensation expense		-	0.5	-	0.1	0.1	0.3	0.1
Less: Amortization of deferred revenue		-	(0.2)	-	(0.1)	(0.1)	(0.1)	-
Less: Amortization of unfavorable contract liability		-	(2.6)	(0.7)	(0.7)	(0.6)	(0.7)	(0.7)
Cash Available for Distributions		**$41.2**	**$52.9**	**$13.1**	**$12.8**	**$13.7**	**$13.3**	**$17.0**
Coverage		1.10x	1.35x	1.39x	1.32x	1.38x	1.30x	1.61x
Total Distribution (2)		**$37.4**	**$39.3**	**$9.4**	**$9.7**	**$9.9**	**$10.2**	**$10.5**

(1) Non-GAAP measure. See pg. 26 for the reconciliation to GAAP.
(2) Distribution for forecast period based on $1.50 per unit; Distribution for year ended December 31, 2013 is based on actual amounts distributed during year; does not include a LTIP accrual in 2013.
(3) Forecast for twelve month period ending 9/30/2013 as provided in the Nov. 1, 2012 prospectus .
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.

These Note: May not foot due to rounding.

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Non-GAAP Reconciliation 28 LTM 2011 2012 2013 2013 2014 3/31/14 Operating Income $286.1 $473.1 $237.7 $134.4 $67.7 $171.0 Loss on Sale of Assets 3.6 (0.1) - - - - Impairment of Goodwill 2.2 - - - - - Depreciation and Amortization 74.1 82.5 89.8 22.0 24.6 92.4 EBITDA $366.0 $555.5 $327.5 $156.4 $92.3 $263.4 Year Ended 12/31 3 Months Ended March 31, Delek US LTM EBITDA Reconciliation

29 Investor Relations Contact: Assi Ginzburg Keith Johnson Executive Vice President, CFO Vice President of Investor Relations 615-435-1452 615-435-1366